United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): August 30, 2002



                              CYBERTEL COMMUNICATIONS CORP.
                  (Exact name of registrant as specified in its charter)


                                     Nevada
                   (State or other jurisdiction of incorporation)


            000-26913                                    86-0862532
     (Commission File Number)                  (IRS Employer Identification No.)

   2820 La Mirada Drive, Suite H, Vista, California                      92083
    (Address of principal executive offices)                          (Zip Code)

                                 (888) 267-5950
          (Registrant's telephone number, including area code)








Form 8-K dated September 5, 2002 for UBC

Item 5.  Other Events and Regulation FD Disclosure.

     On August 30, 2002, the Registrant executed that certain Capital Stock Exchange Agreement with Universal Broadband Communications, Inc. relating to the purchase of all of the issued and outstanding shares of the capital stock of AWI Global Technologies Inc., a Nevada corporation, owned by the Registrant. AWI Global Technologies Inc. is a recently formed development stage company with no assets or liabilities.

     In consideration for the exchange described in the Agreement, Universal Broadband Communications, Inc. conveyed to the Registrant 2,000,000 shares of Universal Broadband Communications, Inc.'s the common stock, par value $0.001 per share. The Agreement closed on August 30, 2002.

     It is contemplated by the parties that certain of the shares of the stock of AWI Global Technologies Inc. acquired by Universal Broadband Communications, Inc. will be spun-off to its stockholders pursuant to a registration statement on Form SB-2 to be filed by Universal Broadband Communications, Inc. under the Securities Act of 1933, as amended, as soon as is reasonably possible after the closing, with such shares being freely tradable.

     Inasmuch as AWI Global Technologies Inc. has no assets or liabilities, there are no financial statements with respect thereto.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements.
         ---------------------

         None.

(b)      Exhibits.
         --------

         The following exhibit is filed herewith:

         Exhibit 10.1  AWI Technologies Inc. Capital Stock Exchange Agreement.
         -----------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 9, 2002

                                              CYBERTEL COMMUNICATIONS CORP.


                                              By  /s/  Richard D. Mangiarelli
                                              Richard D. Mangiarelli, President